UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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EMPIRE RESORTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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EMPIRE RESORTS, INC.
c/o Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, New York, 12701

AMENDMENT TO PROXY STATEMENT

2009 Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Empire Resorts, Inc. (the “Company”) will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on June 16, 2009, at 10:00 a.m. local time. At the 2009 Annual Meeting, our stockholders are being asked: (1) to elect two Class III directors to serve on the Company’s Board of Directors until the stockholders’ annual meeting in 2012; (2) to approve the amendment of the Company’s 2005 Equity Incentive Plan, as amended, to increase the number of shares of our Common Stock subject to such plan by 5,000,000 shares to 8,500,000 shares; and (3) to transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof. On May 11, 2009, we filed a proxy statement with the Securities and Exchange Commission describing the matters to be voted on at the 2009 Annual Meeting (the “2009 Proxy Statement”).

We are supplementing the disclosure beginning on page 37 under the section entitled “Proposal Two: Approval of the Amendment of the Company’s 2005 Equity Incentive Plan, Recent Grants” to reflect additional grants of stock options made pursuant to the employment agreement by and between the Company and Joseph E. Bernstein dated as of June 1, 2009 (the “Bernstein Agreement”) and entered into June 8, 2009. In connection with the Bernstein Agreement, we are also amending the New Plan Benefits table on page 38 of the Proxy Statement to change the estimated dollar value and number of options for Joseph Bernstein and the Executive Group under the section entitled “Proposal Two: Approval of the Amendment of the Company’s 2005 Equity Incentive Plan, New Plan Benefits”.

Amended Proxy Statement Disclosure

Recent Grants (Page 37):

On June 8, 2009, in connection with the Bernstein Agreement, Joseph Bernstein was granted a five-year stock option to purchase 500,000 shares of common stock pursuant to the 2005 Equity Incentive Plan at an exercise price of $1.78 per share, 33% vesting December 1, 2009, 33% vesting on June 1, 2010 and 34% vesting on December 1, 2010, provided, however, that all such options shall vest on December 31, 2009 if Mr. Bernstein’s employment agreement is not extended for an additional 12 months after December 31, 2009 and he has not resigned or been terminated for Cause (as defined in the Bernstein Agreement).

On June 8, 2009, in connection with the Bernstein Agreement, Joseph Bernstein was granted a ten-year stock option to purchase 1,000,000 shares of common stock pursuant to the 2005 Equity Incentive Plan at an exercise price of $1.78 per share, subject to the consummation of a Debt Restructure with an entity sourced by Joseph Bernstein. As defined in the Bernstein Agreement, a “Debt Restructure” means the combination of one or more of a restructuring, refinancing, deferral of puts under the Convertible Secured Notes, a buy out of note holders’ interests in the Convertible Secured Notes, in whole or part, or other similar transaction(s) between June 1, 2009 and December 31, 2010, relating to all of the Company’s existing secured debt obligations under its $65,000,000 5½% Convertible Senior Notes due 2014 and credit facility with Bank of Scotland (“Secured Debt Obligations”), such that either (i) the Company has restructured its Secured Debt Obligations so that the Secured Debt Obligations or any replacements thereof shall not become due prior to December 31, 2010 (other than any interest payments thereon) and has not filed for bankruptcy protection under the Federal bankruptcy laws, or (ii) on or before December 31, 2010, the Company has filed for and emerged from bankruptcy under the Federal bankruptcy laws, and the Company’s shareholders at the time the Company emerges from bankruptcy hold at least fifty percent (50%) of the equity in the post-bankruptcy or post-restructured Company.

On June 8, 2009, in connection with the Bernstein Agreement, the previous grant on April 27, 2009 of an option to purchase 250,000 shares of the Company’s common stock to Joseph Bernstein pursuant to the Company’s 2005 Equity Incentive Plan was modified such that such options shall vest upon a Debt Restructure (as defined in the Bernstein Agreement) rather than upon the public announcement by the Company of a binding agreement with a majority of the Company’s bondholders of the $65 million second mortgage facility necessary to effectuate the Company’s achievement, exchange or other modification or resolution conclusively of all first and second mortgage indebtedness of the Company before July 31, 2009.

All grants described above are subject to stockholder approval. If the Amended Plan (as defined in the 2009 Proxy Statement) is not approved, all such grants would become void.

New Plan Benefits (Page 38):

2005 Equity Incentive Plan

Name and Position	Estimated Dollar Value($) (1)	Number of Options

Bruce Berg	157,250 (2)	175,000
Joseph Bernstein	2,790,000 (3)	2,000,000
Ralph Bernstein	225,650 (4)	247,000
Louis Cappelli	71,250 (5)	75,000
Paul deBary	68,400 (6)	72,000
Charles Degliomini	258,000 (7)	300,000
Clifford A. Ehrlich	258,000 (8)	300,000
James Simon	71,250 (9)	75,000
Executive Group	3,306,000	2,600,000
Non-Executive Director Group	593,800	644,000
Non-Executive Officer Employee Group	--	--

__________

(1)	Assumes that all options are fully vested.

(2)	75,000 options valued using $1.23 per share exercise price. 100,000 options valued using $1.11 per share exercise price.

(3)	500,000 options valued using $1.14 per share exercise price. 1,500,000 options valued using $1.78 per share exercise price.

(4)	147,000 options valued using $1.23 per share exercise price. 100,000 options valued using $1.11 per share exercise price.

(5)	$1.23 per share exercise price.

(6)	$1.23 per share exercise price.

(7)	$1.11 per share exercise price.

(8)	$1.11 per share exercise price.

(9)	$1.23 per share exercise price.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. This Amendment, the 2009 Proxy Statement and our 2008 Annual Report on Form 10-K to stockholders are available at: http://www.cstproxy.com/empireresorts/2009.